Exhibit 10.6

CAPTIVE MEDIA SINGAPORE

iMediaHouse

Combining Venture Capital and Entrepreneurs

Focus Media Singapore Pte Ltd - Advertising Contract

Media Agency: XXX
Address: XXX

Advertiser: XYZ

Date: XXX
Contract Number: SGBKxxxx

Attn: XXX
Designation: XXX
Tel: XXX

Campaign Name: ABC

Booking Details	Campaign Period	No. of Week(s)	Total Cost
30secs TVC spot on Commercial Network	29 Sep to 12 Oct	2	

Remarks For Digital TVC Campaigns on Commercial Network / CIMB Plaza Video Wall

- *Operating cycle: 14 hours per day, 7 days a week (Saturday and Sunday are complimentary)*
- *For Commercial Network, TVC materials will be progressively uploaded on the weekend before campaign start week and removed on weekends of the final broadcast week*
- *For Commercial Network, there may be up to 7% variance on total number of screens broadcasted due to technical issues and/or conflict of interest with Landlord(s)*
- *Where applicable, each weekly campaign will generate over 500+ spots on approximately 800 screens across 500 locations for Commercial Network and also CIMB Plaza Video Wall, based on a single spot buy respectively.*
- *Material submission - 5 calendar days before start date. Focus Media reserves the right to reject late submission and/or inappropriate content*
- *No cancellation of campaign upon endorsement of Advertising Contract. Postponement of campaigns for digital platforms (Commercial Network / CIMB Plaza Video Wall) will however be negotiated on case by case basis.*
- *Only in the event of BCA (any relevant authorities) and/or Landlord(s) rejection on usage and approval of site, will this Advertising Contract then be cancelled with no penalties either way*

Other Remarks

- *Payment Terms: 28 days from campaign start date*
- *All legal fees incurred pertaining to settlement of outstanding invoices which cannot be amicably resolved will be undertaken by the advertiser, should the Court of Law rule the outstanding settlement in favour of Focus Media Singapore Pte Ltd*
- *All other Terms and Conditions attached to this Advertising Contract will be binding.*

Gross Total :	**SGD 0.00**
Agency Fee (15%) :	**SGD 0.00**
Nett Amount before GST :	**SGD 0.00**
GST (9%) :	**SGD 0.00**
Nett Grand Total :	**SGD 0.00**

Prepared by:
Focus Media Singapore Pte Ltd

This Advertising Contract and the Terms and Conditions attached herewith are confirmed and accepted by:
XXX

Bernard Tan
GM

Attn: XXX
Designation: XXX

Focus Media Singapore Pte Ltd - Advertising Contract Media Agency: XXX Date : XXX Attn: XXX Sales Person : Bernard Campaign Name: Contract Number : SGBKxxxx Media Schedule DATE 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Total Amount (Gross) MONTH Sep X X Oct X X X X X X X X X X X X SGD 0.00 SGD 0.00 Nett Amount before GST : SGD 0.00 Accepted By: Confirmed By: Focus Media Singapore Pte Ltd XXX Bernard Tan Attn: XXX General Manager Designation: XXX Remarks - X : 15secs TVC spot on 30 Screens DETAILS Agency Fee (15%) : Gross Total : All Media Platforms included under Booking Details on Pg 1

CAPTIVE MEDIA SINGAPORE

iMediaHouse

Combining Venture Capital and Entrepreneurs

Advertising Terms & Conditions

(With effect from October 3, 2016)

1. Definitions

(a) The expression "**the Company**" shall mean "**Focus Media Singapore (Pte.) Limited** " and shall include its successors and assignees.

(b) The expression "**the Client**" shall mean the person, firm or company placing the Booking Order and shall include its successors, assignees and, as the case maybe, any end-customer receiving the benefit of any work rendered or performed by the Company.

2. Agencies

Without prejudice to any right that the Company may have against the Client, any person, firm or company placing the Booking Order as an advertiser and/or as an advertising agent for the Client (**the "Agency"**) shall be liable for payment of all accounts hereunder and shall be deemed to have full authority of the Client in all matters connected with the placing of Booking Orders and amendments made thereto. In the event that the Agency defaults on payment, the Client shall be liable for all payments due to the Company and, vice versa, in the event that the Client defaults on payment, the Agency shall be responsible to settle any outstanding payments due to the Company.

3. Commission

Agency commission at the rate of 15% is payable to all recognized advertising agencies and shall be on the value of the Booking Order less any discount allowed.

4. Terms

The placement of an Booking Order by the Advertiser with the Company shall constitute acceptance by the Advertiser of these Terms and Conditions which shall override and exclude any other terms stipulated, incorporated or referred to by the Advertiser.

5. Acceptance

No Booking Order is deem to be accepted and confirmed by the Company unless the Booking Order is acknowledged by the Company. Confirmed Booking Orders are subjected to availability of airtime and may be subjected to pre-emption at the sole discretion of the Company.

6. Delivery of Material

All material for broadcasting shall be delivered carriage paid to the Company at its address overleaf, or to such other address or addresses as the Company shall specify, not less than 10 days prior to the date of commencement of display specified in the Booking Order.

7. Materials Requirement

Advertisers will be responsible for providing materials in required format & duration for conversion purposes by the Company.

8. Program Scheduling

The Company reserves the right in content scheduling and allocations of commercials under the Company's broadcasting network.

9. Late or Non-Delivery

In the event of late delivery or non-delivery of materials, charges shall still be payable and shall accrue due as from the specified commencement date.

10. Change of Material

In case of changing the content of the TV Commercials, the Advertiser will need to provide 14 working days' advance notice to the Company, and the new content version will be subjected to Censorship Procedure by the Company and by MDA before acceptance.

11. Right of Rejection

The Company shall have the absolute right at any time to refuse to broadcast or continue to broadcast content which, in its opinion is either in whole or in part objectionable, unsuitable, impracticable or likely to give offence. In such event the Booking Order in whole or in part may be cancelled by the Company forthwith without any responsibility or liability on the part of the Company and to the extent not so cancelled the Booking Order shall continue in full force and effect.

12. Conflict of Interest

In the event that the Advertiser's TVC content is in conflict with the Company's Building tenants' interest, it is agreed that the Advertiser's TVC will not be scheduled and broadcasted at those buildings.

13. Special Notes for Educational client

A copy of Certificate of Registered School from the Education Department must be submitted 2 weeks prior to the commencement of the broadcasting.

14. Payment

Unless otherwise stipulated by the Company, all charges shall be payable monthly in arrears and shall be paid within 28 days after the invoice date. Without prejudice to any other remedy available to the Company, the Company shall have the absolute right to cancel at any time any continuing Booking Order forthwith in respect of which any payment is overdue after the expiry of such 28 days and the Client or Agency accepts that no compensation will be made in respect of such cancellation. The Company reserves the right to charge interest on all overdue invoices at 1% per month. In the event that the Client cannot settle the payment due or any outstanding payment owed to the Company, the Agency shall be fully liable to pay such payment together with the overdue interest and, vice versa, in the event that the Agency cannot settle the payment due or any outstanding payment owed to the Company, the Client shall be fully liable to pay such payment together with the overdue interest.

15. Deposit

Each Booking Order is subject to the payment of a deposit and the Booking Order will become void in case of default. The Company shall have the absolute right to amend this deposit equivalent to the charge of 8 weeks broadcasting on all units. For any Booking Order with a broadcasting period of 8 weeks or less, payment in full is required in advance 2 weeks before the Booking Order starts. The deposit will be refundable without interest upon expiry of the full Booking Order period where all outstanding sums to Focus Media Singapore (Pte.) Limited / Creative Execution Pte Limited pursuant to the particular Booking Order has been paid in full. The deposit may not be set off against the Company's invoices during the continuance of the Booking Order. Transfer of deposit from one Booking Order to another is allowed where all outstanding sums due to Focus Media Singapore (Pte.) Limited / Creative Execution Pte Limited under that particular Booking Order has been fully settled.

16. Licenses / Permits

Advertisers will be responsible for the payment of all necessary licenses and consents to the transmission of any advertising or copyright material or any other relevant payments concerning public broadcasting of advertisements on the LCD network.

17. Equipment Malfunctions

The due performance of any Booking Order is subject to suspension, variation or cancellation by the Company by reason of war, riot, explosion, fire, flood, strike, lockout, electricity suspension or any cause beyond the Company's control. It is the Company's discretion to determinate the required period of compensation/bonus. And all compensations/bonus exposure is subjected to Cash-booking pre-emption otherwise stated on the Agreement approved by the Company and subjected to availability.

18. Cancellation

Booking Orders once confirmed by the Company and the Advertiser shall not be cancellable. Payment of a sum of 100% of the Booking Order amount shall still be payable and shall accrue due as from the specified commencement date even if no campaign has been run.

19. Change of Terms

The Company reserves the right to alter the rates chargeable hereunder and any of these Terms and Conditions at any time by providing not less than 5 days' advance notice in writing served on the Advertiser. Any such alterations shall take effect on the date specified by the Company or 5 days after service of the written notice on the Advertiser whichever shall be the later.

20. Assignment

The Advertisers shall not assign any benefit under this Agreement without the prior written consent of the Company.

21. Governing Law

This Terms & Conditions shall be governed by and interpreted in accordance with the laws of the Republic of Singapore and the Advertiser submit to the jurisdiction of the Courts of the Republic of Singapore.

22. For matters not yet stated above, both parties shall try to resolve it to the best of their abilities.

23. All the above information is subjected to change and final confirmation from Focus Media Singapore (Pte.) Limited / Creative Execution Pte Limited.

24. This Advertising Terms & Conditions shall become enforceable once the Booking Order is signed by both the Company & the Advertiser.